Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-46155) pertaining to the Long-Term Incentive Plan of Gulf Island Fabrication, Inc.,
2.	Registration Statement (Form S-8 No. 333-88466) pertaining to the 2002 Long-Term Incentive Plan of Gulf Island Fabrication, Inc.,
3.	Registration Statement (Form S-8 No. 333-176187) pertaining to the 2011 Stock Incentive Plan of Gulf Island Fabrication, Inc.,
4.	Registration Statement (Form S-8 No. 333-204158) pertaining to the 2015 Stock Incentive Plan of Gulf Island Fabrication, Inc.,
5.	Registration Statement (Form S-8 No. 333-242337) pertaining to the Amended and Restated 2015 Stock Incentive Plan of Gulf Island Fabrication, Inc., and
6.	Registration Statement (Form S-3 No. 333-249560) of Gulf Island Fabrication, Inc.

of our report dated March 29, 2021, with respect to the consolidated financial statements of Gulf Island Fabrication, Inc. included in this Annual Report (Form 10-K) of Gulf Island Fabrication, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 29, 2021